Exhibit 99.1

Contacts:
Judy Wagner	Patrick McCarty
Corporate Communications	Investor Relations
+1-801-208-4793	+1-801-208-4581
jwagner@merit.com	patrick.mccarty@merit.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
QUARTER ENDED JUNE 30, 2020

●	Q2 2020 worldwide revenue of $218.4 million, down (14.5)% as reported compared to Q2 2019
●	Q2 2020 core revenue on a constant currency basis* down (13.6)% compared to Q2 2019
●	Q2 2020 GAAP loss per share was $(0.34), compared to GAAP EPS of $0.12 in Q2 2019
●	Q2 2020 non-GAAP EPS* was $0.31, compared to $0.42 in Q2 2019
●	Q2 2020 free cash flow* was $32 million, and $47 million YTD

*  Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income, non-GAAP operating margin, non-GAAP gross margin and free cash flow are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, July 29, 2020 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $218.4 million for the quarter ended June 30, 2020, a decrease of (14.5)% compared to revenue of $255.5 million for the quarter ended June 30, 2019. Core revenue on a constant currency basis* for the second quarter of 2020 was down (13.6)% compared to revenue for the second quarter of 2019.

Merit’s GAAP gross margin for the second quarter of 2020 was 38.6%, compared to GAAP gross margin of 43.8% for the second quarter of 2019. Merit’s non-GAAP gross margin* for the second quarter of 2020 was 44.7%, compared to non-GAAP gross margin* of 48.7% for the second quarter of 2019.

Merit’s GAAP operating margin for the second quarter of 2020 was (8.7)%, compared to GAAP operating margin of 4.8% for the second quarter of 2019. Merit’s non-GAAP operating margin* for the second quarter of 2020 was 11.2%, compared to non-GAAP operating margin* of 13.3% for the second quarter of 2019.

Merit’s GAAP net loss for the second quarter of 2020 was $(19.1) million, or $(0.34) per share, compared to GAAP net income of $6.9 million, or $0.12 per share, for the second quarter of 2019. Merit’s non-GAAP net income* for the quarter ended

June 30, 2020 was $17.4 million, or $0.31 per share, compared to non-GAAP net income* of $23.8 million, or $0.42 per share, for the quarter ended June 30, 2019.

Merit’s revenue by category for the three and six-month periods ended June 30, 2020, compared to the corresponding periods in 2019, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended June 30,			Six Months Ended June 30,
	% Change	2020	2019	% Change	2020	2019
Cardiovascular
Peripheral Intervention	(18.2)%	$72,635	$88,848	(7.9)%	$159,710	$173,481
Cardiac Intervention	(17.1)%	66,005	79,643	(8.9)%	138,596	152,183
Custom Procedural Solutions	(4.0)%	45,319	47,216	(0.1)%	92,940	93,077
OEM	(8.9)%	28,218	30,959	(3.3)%	56,475	58,405
Total	(14.0)%	212,177	246,666	(6.2)%	447,721	477,146

Endoscopy
Endoscopy devices	(30.1)%	6,194	8,866	(15.3)%	14,175	16,735

Total	(14.5)%	$218,371	$255,532	(6.5)%	$461,896	$493,881

“During the second quarter we continued to make progress on the goals we initiated in early 2019, including the movement of 14 product lines and consolidation of certain facilities,” said Fred P. Lampropoulos, Merit’s Chairman and CEO. “We are particularly pleased with the generation of free cash flow* of $32 million for the quarter and $47 million year to date.”

“We also focused on dealing with the challenges of the COVID-19 pandemic,” Lampropoulos said. “Our priority was the safety of employees. Deemed an ‘essential provider,’ we continued operation in all of our facilities worldwide by implementing CDC recommendations, including temperature testing, social distancing, mask-wearing, frequent hand-washing and installing separation barriers.”

“In order to balance the reduction of incoming sales orders due to the suspension of elective procedures by many facilities we serve, we reduced headcounts, implemented targeted furloughs, and reduced salaries for a number of groups, including all executive positions,” Lampropoulos said. “We also reduced the number of research and development projects to focus on the highest priority projects in order to reach our financial and competitive objectives.”

“During the second quarter, we received the CE mark for the Merit WRAPSODYTM Endoprosthesis Stent System, and we have initiated commercialization in the European Union,” Lampropoulos continued. “We also received approval for the WRAPSODY Arterial Venous access Efficacy (WAVE) IDE trial from the FDA. This approval will allow us to proceed on several cohorts with up to 50 institutions and more than 350 patients, in anticipation of application for the FDA’s consideration of PMA approval for commercialization in the United States. We also introduced new products that address needs in the COVID-19 environment which have had an impact in the second quarter, which we believe will offer additional opportunities.”

“We added three new directors with substantial medical device experience and have formed an Operating Committee to establish future financial and performance objectives that we plan to announce during our third quarter report in October,” Lampropoulos said.

“As recently reported, we reached an agreement with the U.S. Department of Justice to fully resolve its pending investigation,” Lampropoulos said. “Based upon that agreement, we recorded a charge of approximately $18 million during the second quarter. We intend to release additional details regarding the settlement following the finalization of the settlement documents.”

“With COVID-19 cases increasing, the pace of recovery of elective procedures is still uncertain,” Lampropoulos said. “Access to customers and opportunities to pursue clinical trials for new products are still very limited. However, we are still proceeding with new product development, clinical and regulatory activities, and marketing and training programs. Assuming eventual progress in the fight against the COVID-19 pandemic, we believe we are well positioned to provide new products and services as well as reliable supply of our existing products.”

“In order to maintain various departments and prepare to meet the needs of our customers, we plan to reduce certain furloughs and provide guaranteed levels of income for some sales associates, which will add some expense in the third quarter,” Lampropoulos added.

“As we enter the uncertainty of the third quarter, we maintain our guidance suspension for 2020 until we have more visibility into the future,” Lampropoulos continued. “We believe we have substantially balanced the inputs and outputs of revenues and costs, while we strive to maintain a healthy sales force. We anticipate that additional adjustments will be necessary as we navigate these uncharted waters. We remain positive about our prospects for growth and continued profitability as we move forward.”

As of June 30, 2020, Merit had cash on hand of approximately $50 million and net borrowing capacity of approximately $183 million, which was undrawn as of June 30, 2020.

2020 GUIDANCE

Due to the general uncertainty and rapidly changing global environment related to the COVID-19 pandemic and corresponding economic downturn, Merit’s management has concluded that it cannot issue financial guidance for the remainder of 2020.

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 6997109) today, Wednesday, July 29, 2020, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30,
	2020	December 31,
	(unaudited)	2019
ASSETS
Current Assets
Cash and cash equivalents	$49,702	$44,320
Trade receivables, net	138,792	155,365
Other receivables	8,214	10,016
Inventories	221,417	225,698
Prepaid expenses and other current assets	13,860	12,497
Prepaid income taxes	3,493	3,491
Income tax refund receivables	10,467	3,151
Total current assets	445,945	454,538

Property and equipment, net	383,629	378,785
Intangible assets, net	413,990	445,312
Goodwill	353,093	353,193
Deferred income tax assets	3,748	3,788
Right-of-use operating lease assets	79,051	80,244
Other assets	36,413	41,461
Total Assets	1,715,869	1,757,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade payables	$44,444	$54,623
Accrued expenses	106,934	105,184
Current portion of long-term debt	7,500	7,500
Short-term operating lease liabilities	12,886	11,550
Income taxes payable	2,460	2,799
Total current liabilities	174,224	181,656

Long-term debt	402,915	431,984
Deferred income tax liabilities	45,236	45,236
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,990	1,990
Deferred compensation payable	14,194	14,855
Deferred credits	2,053	2,122
Long-term operating lease liabilities	71,785	72,714
Other long-term obligations	74,278	56,473
Total Liabilities	787,022	807,377

Stockholders' Equity
Common stock	595,726	587,017
Retained earnings	345,434	368,221
Accumulated other comprehensive loss	(12,313)	(5,294)
Total Stockholders' Equity	928,847	949,944
Total Liabilities and Stockholders' Equity	$1,715,869	$1,757,321

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
NET SALES	$218,371	$255,532	$461,896	$493,881

COST OF SALES	134,155	143,568	273,896	277,281

GROSS PROFIT	84,216	111,964	188,000	216,600

OPERATING EXPENSES:
Selling, general and administrative	66,767	79,977	145,575	158,247
Research and development	14,026	16,332	28,898	32,375
Legal settlement	18,200	—	18,200	—
Impairment and other charges	3,875	548	7,720	548
Contingent consideration expense	343	2,406	5,240	3,181
Acquired in-process research and development	—	500	—	525

Total operating expenses	103,211	99,763	205,633	194,876

INCOME (LOSS) FROM OPERATIONS	(18,995)	12,201	(17,633)	21,724

OTHER INCOME (EXPENSE):
Interest income	88	342	167	698
Interest expense	(2,715)	(3,115)	(5,859)	(5,879)
Other expense - net	(678)	(429)	(967)	(698)

Total other expense — net	(3,305)	(3,202)	(6,659)	(5,879)

INCOME (LOSS) BEFORE INCOME TAXES	(22,300)	8,999	(24,292)	15,845

INCOME TAX (BENEFIT) EXPENSE	(3,242)	2,140	(2,080)	2,791

NET INCOME (LOSS)	$(19,058)	$6,859	$(22,212)	$13,054

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.34)	$0.12	$(0.40)	$0.24

Diluted	$(0.34)	$0.12	$(0.40)	$0.23

AVERAGE COMMON SHARES:
Basic	55,406	55,017	55,326	54,967

Diluted	55,406	56,555	55,326	56,523

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue,
●	core revenue,
●	core revenue on a constant currency basis,
●	non-GAAP gross margin,
●	non-GAAP operating margin,
●	non-GAAP net income,
●	non-GAAP earnings per share, and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $2.7 million and $5.5 million to reported revenue and to core revenue for the three and six-month periods ended June 30, 2020, respectively, were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2019, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis

Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and six-month period ended June 30, 2020, Merit’s core revenue excludes revenues attributable to the acquisition of (1) Brightwater Medical, Inc. in June 2019 (excluded through May 2020 only), and (2) Fibrovein Holdings Limited in August 2019. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, certain inventory write-offs and inventory mark-up related to acquisitions.

Non-GAAP Operating Margin

Non-GAAP operating margin is calculated by adjusting GAAP operating income (loss) for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items set forth in the tables below.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating margin above, as well as for expenses related to debt issuance costs and changes in tax regulations, as well as other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations less capital expenditures as defined by GAAP in the consolidated statement of cash flows.

Other Non-GAAP Financial Measure Reconciliation

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP, in each case, for the three and six-month periods ended June 30, 2020 and 2019. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $2.4 million and $2.5 million for the three-month periods ended June 30, 2020 and 2019, respectively, and approximately $4.7 million and $4.3 million for the six-month periods ended June 30, 2020 and 2019, respectively.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30, 2020
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net loss	$(22,300)	$3,242	$(19,058)	$(0.34)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,807	(3,300)	9,507	0.17
Inventory write-off (b)	345	(104)	241	0.00
Inventory mark-up related to acquisitions	146	(37)	109	0.00
Operating Expenses
Severance	1,301	(364)	937	0.02
Acquisition and restructuring-related (c)	715	(197)	518	0.01
Medical Device Regulation expenses (d)	303	(78)	225	0.00
Fair value adjustments to contingent consideration (e)	343	45	388	0.01
Impairment and other charges (f)	3,894	(1,105)	2,789	0.05
Amortization of intangibles	1,975	(533)	1,442	0.03
Special legal expense (g)	1,710	(440)	1,270	0.02
DOJ Settlement (h)	18,200	(636)	17,564	0.31
Activist shareholder recovery fees	563	(145)	418	0.01
Performance-based share-based compensation (i)	1,064	(140)	924	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00

Non-GAAP net income	$21,217	$(3,831)	$17,386	$0.31

Diluted shares (j)				56,250

	Three Months Ended June 30, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$8,999	$(2,140)	$6,859	$0.12

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,178	(3,118)	9,060	0.16
Inventory mark-up related to acquisitions	212	(54)	158	0.00
Operating Expenses
Severance	494	(127)	367	0.01
Acquisition and restructuring-related (c)	1,173	(289)	884	0.02
Medical Device Regulation expenses (d)	113	(29)	84	0.00
Fair value adjustments to contingent consideration (e)	2,406	(44)	2,362	0.04
Acquired in-process research and development	500	(129)	371	0.01
Impairment and other charges (f)	971	(250)	721	0.02
Amortization of intangibles	2,699	(710)	1,989	0.03
Special legal expense (g)	1,015	(261)	754	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Tax expense related to restructuring (k)	—	2	2	0.00

Non-GAAP net income	$30,961	$(7,201)	$23,760	$0.42

Diluted shares				56,555

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Six Months Ended June 30, 2020
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net loss	$(24,292)	$2,080	$(22,212)	$(0.40)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	25,624	(6,604)	19,020	0.34
Inventory write-off (b)	1,776	(472)	1,304	0.02
Inventory mark-up related to acquisitions	146	(37)	109	0.00
Operating Expenses
Severance	2,711	(727)	1,984	0.04
Acquisition and restructuring-related (c)	1,388	(357)	1,031	0.02
Medical Device Regulation expenses (d)	603	(155)	448	0.01
Fair value adjustments to contingent consideration (e)	5,240	66	5,306	0.10
Impairment and other charges (f)	7,820	(1,219)	6,601	0.12
Amortization of intangibles	4,157	(1,124)	3,033	0.06
Special legal expense (g)	3,212	(827)	2,385	0.04
DOJ Settlement (h)	18,200	(636)	17,564	0.31
Activist shareholder recovery fees	563	(145)	418	0.01
Performance-based share-based compensation (i)	1,511	(192)	1,319	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	302	(78)	224	0.00

Non-GAAP net income	$48,961	$(10,427)	$38,534	$0.69

Diluted shares (j)				56,133

	Six Months Ended June 30, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,845	$(2,791)	$13,054	$0.23

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	24,157	(6,185)	17,972	0.32
Inventory mark-up related to acquisitions	884	(228)	656	0.01
Operating Expenses
Severance	822	(212)	610	0.01
Acquisition and restructuring-related (c)	1,741	(435)	1,306	0.02
Medical Device Regulation expenses (d)	113	(29)	84	0.00
Fair value adjustments to contingent consideration (e)	3,181	(185)	2,996	0.05
Acquired in-process research and development	525	(135)	390	0.01
Impairment and other charges (f)	1,182	(304)	878	0.02
Amortization of intangibles	5,506	(1,450)	4,056	0.07
Special legal expense (g)	2,678	(689)	1,989	0.04
Other (Income) Expense
Amortization of long-term debt issuance costs	402	(104)	298	0.01
Tax expense related to restructuring (k)	—	93	93	0.00

Non-GAAP net income	$57,036	$(12,654)	$44,382	$0.79

Diluted shares				56,523

Reconciliation of Reported Operating Income (Loss) to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$218,371		$255,532		$461,896		$493,881

GAAP Operating Income (Loss)	(18,995)	(8.7)%	12,201	4.8%	(17,633)	(3.8)%	21,724	4.4%
Cost of Sales
Amortization of intangibles	12,807	5.8%	12,178	4.8%	25,624	5.6%	24,157	4.9%
Inventory write-off (b)	345	0.2%	—	—	1,776	0.5%	—	—
Inventory mark-up related to acquisitions	146	0.1%	212	0.1%	146	0.0%	884	0.2%
Operating Expenses
Severance	1,301	0.6%	494	0.2%	2,711	0.6%	822	0.2%
Acquisition and restructuring-related (c)	715	0.3%	1,173	0.5%	1,388	0.3%	1,741	0.4%
Medical Device Regulation expenses (d)	303	0.1%	113	0.0%	603	0.1%	113	0.0%
Fair value adjustment to contingent consideration (e)	343	0.2%	2,406	0.9%	5,240	1.1%	3,181	0.6%
Acquired in-process research & development	—	—	500	0.2%	—	—	525	0.1%
Impairment and other charges (f)	3,894	1.8%	971	0.4%	7,820	1.7%	1,182	0.3%
Amortization of intangibles	1,975	0.9%	2,699	1.0%	4,157	0.9%	5,506	1.1%
Special legal expense (g)	1,710	0.8%	1,015	0.4%	3,212	0.7%	2,678	0.5%
DOJ Settlement (h)	18,200	8.3%	—	—	18,200	3.9%	—	—
Activist shareholder recovery fees	563	0.3%	—	—	563	0.1%	—	—
Performance-based share-based compensation (i)	1,064	0.5%	—	—	1,511	0.3%	—	—

Non-GAAP Operating Income	$24,371	11.2%	$33,962	13.3%	$55,318	12.0%	$62,513	12.7%

a)	Reflects the tax effect associated with pre-tax income (loss) and the non-GAAP adjustments.
b)	Represents write-off of inventory related to the announced closure of the ITL Healthcare Pty Ltd. (“ITL”) procedure pack operations in Australia in Q2 2020 and our distribution agreement with NinePoint Medical, Inc in Q1 2020.
c)	Represents transaction costs and certain integration costs related to acquisitions and certain restructuring costs, including accelerated depreciation for certain fixed assets related to our announced closure of the ITL procedure pack operations in Australia.
d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (MDR) in Europe.
e)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.
f)	Represents impairment charges related to abandoned patents, other long-term assets, certain acquired intangible assets, right-of-use operating lease assets, and in 2020 the option to purchase Bluegrass Vascular Technologies, Inc.
g)	Costs incurred in responding to an inquiry from the U.S. Department of Justice.
h)	Accrued amount anticipated to be paid in settlement of an inquiry from the U.S. Department of Justice.
i)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
j)	For the three and six-months periods ended June 30, 2020 the non-GAAP net income per diluted share calculation includes 844 and 807 shares, respectively, that were excluded from the GAAP net income per diluted share calculation.
k)	Net tax expense related to non-recurring tax withholdings in connection with restructuring of certain international subsidiaries.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2020	2019	% Change	2020	2019
Reported Revenue	(14.5)%	$218,371	$255,532	(6.5)%	$461,896	$493,881

Add: Impact of foreign exchange (a)		2,693	—		5,495	—

Constant Currency Revenue	(13.5)%	$221,064	$255,532	(5.4)%	$467,391	$493,881

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2020	2019	% Change	2020	2019
Reported Revenue	(14.5)%	$218,371	$255,532	(6.5)%	$461,896	$493,881

Less: Revenue from certain acquisitions (b)		(400)	—		(1,170)	—

Core Revenue	(14.7)%	$217,971	$255,532	(6.7)%	$460,726	$493,881

Add: Impact of foreign exchange (a)		2,693	—		5,495	—

Core Revenue on a Constant Currency Basis	(13.6)%	$220,664	$255,532	(5.6)%	$466,221	$493,881

(a)	The constant currency revenue adjustments of $2.7 million and $5.5 million to reported revenue and to core revenue for the three and six months ended June 30, 2020, respectively, were calculated using the applicable average foreign exchange rates for the three and six months ended June 30, 2019, respectively.
(b)	Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and six-month periods ended June 30, 2020, Merit’s core revenue excludes revenues attributable to the acquisition of (1) Brightwater Medical, Inc. in June 2019 (excluded through May 2020 only), and (2) Fibrovein Holdings Limited in August 2019. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Reported Gross Margin	38.6%	43.8%	40.7%	43.9%

Add back impact of:
Amortization of intangibles	5.9%	4.8%	5.6%	4.8%
Inventory write-off (a)	0.1%	—	0.4%	—
Inventory mark-up related to acquisitions	0.1%	0.1%	0.0%	0.2%

Non-GAAP Gross Margin	44.7%	48.7%	46.7%	48.9%

(a)	Represents write-off of inventory related to: the announced closure of the ITL procedure pack operations in Australia in Q2 2020 and our distribution agreement with NinePoint Medical, Inc in Q1 2020.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), gross and operating margins (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, effective tax rate and other financial results, the potential impact, scope and duration of, and Merit’s response to, the coronavirus (COVID-19) pandemic and the potential for recovery from that pandemic, consolidation of Merit’s facilities or other expense reduction initiatives, anticipated settlement of a pending government investigation, the consequences of existing or future regulatory approvals, or the development and commercialization of new products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to Annual Report on Form 10-K/A (as amended, the “2019 Annual Report”) and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders, including a potential proxy contest; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; increases in the prices of commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the expected discontinuation of LIBOR; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2019 Annual Report and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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